Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Reports Fourth Quarter and Full Year 2007 Results

Waco, Texas   March 17, 2008……….

Highlights:

•      FirstCity reported 4th quarter 2007 loss of $1.4 million or ($.12) per diluted share. Earnings for the year 2007 were $2,185,000 or $0.19 per diluted share.

•      FirstCity’s total investment level nears $150.0 million for 2007.

•      FirstCity liquidity is solid with additional borrowing capacity of $146 million.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$569	$3,009	$11,432	$15,104
Corporate overhead *	(1,929)	(1,459)	(9,247)	(5,227)
Earnings (loss) from continuing operations	(1,360)	1,550	2,185	9,877
Loss from discontinued operations, net of taxes	—	—	—	(75)
Net earnings (loss) to common stockholders	$(1,360)	$1,550	$2,185	$9,802
Diluted earnings (loss) per common share	$(0.12)	$0.13	$0.19	$0.83

*      Corporate overhead includes expenses related to the independent audit committee investigation of $2.2 million in 2007 – comprised of $1.2 million in the first quarter, $0.8 million in the second quarter and $0.2 million in the third quarter. The independent investigation concluded in 2007.

James T. Sartain, President and CEO of FirstCity, said, “While we are disappointed in our 2007 results, FirstCity is well positioned to take advantage of the growing investment opportunities we are seeing in the marketplace. We have liquidity, a well-rounded franchise and talented, seasoned asset managers to create significant value for FirstCity. These are the times we look for, where the growing supply of distressed assets translates into attractive margins. I am enthusiastic about the opportunities I see in 2008.”

Portfolio Asset Acquisition and Resolution

The Company invested $19.4 million in portfolio acquisitions and other investments during the quarter. Earning assets totaled $243.6 million at quarter end.

(more)

Portfolio purchases are detailed below (in millions):

	Portfolio Purchases					FirstCity
			Latin		FirstCity	Investment
	Domestic	Europe	America	Total	Investment	in Other	Total
2007
4th Quarter	$5.3	$14.7	$4.4	$24.4	$15.7	$3.7	$19.4
3rd Quarter	17.4	2.3	—	19.7	16.3	6.3	22.6
2nd Quarter	27.4	2.4	61.6	91.4	25.2	4.2	29.4
1st Quarter	71.6	3.8	3.4	78.8	69.5	7.8	77.3
YTD 2007	$121.7	$23.2	$69.4	$214.3	$126.7	$22.0	$148.7
2006
4th Quarter	$34.6	$101.2	$2.1	$137.9	$70.2	$16.8	$87.0
3rd Quarter	35.4	—	56.1	91.5	31.5	3.7	35.2
2nd Quarter	24.2	1.0	—	25.2	19.0	7.0	26.0
1st Quarter	42.4	—	—	42.4	23.3	0.7	24.0
Total Year 2006	$136.6	$102.2	$58.2	$297.0	$144.0	$28.2	$172.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	$74.6
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8	$—	$59.8

For the fourth quarter 2007, operating contribution from the Portfolio Asset Acquisition business was $0.6 million. The earnings were comprised primarily of $10.9 million in revenues, $2.6 million in equity in earnings of investments, and $13.0 million of expenses. The business generated 56% of the revenues (including equity in earnings of investments) from domestic investments, 26% from investments in Latin America, 18% from investments in Europe and less than 1% from investments in Canada.

The revenues for the fourth quarter were positively impacted by continued income streams from Portfolio Assets of $6.3 million, equity in earnings of investments of $2.6 million, servicing fees of $2.4 million, and interest income from loans receivable of $0.9 million.

Fourth quarter earnings were negatively impacted by $3.2 million of net provisions – comprised of $1.1 million of provisions recorded to our wholly-owned domestic portfolios, and $2.1 million  recorded to portfolio assets held in our partnerships ($1.6 million of net provisions in domestic partnerships and $0.5 million in Latin American partnerships). For the full year, net provisions were $6.4 million – comprised of $2.1 million recorded to our wholly-owned portfolios and $4.3 million to portfolio assets held in our partnerships. The fourth quarter provisions reflected delays and declines in the expected cash flows of certain loan portfolios and real estate assets. Management regularly evaluates the collectibility of the Company’s portfolio assets and may increase or decrease those values in future periods as the cash flows expected from those assets change.

Considering the recent deterioration of credit quality experienced by many banks, management believes that acquisition opportunities at attractive margins are on the rise. FirstCity’s total investment level approximated $150.0 million in 2007, and the Company is currently evaluating 27 different transactions representing over $1.8 billion in face value of assets, although there can be no assurance that FirstCity will be able to consummate any of these transactions on acceptable terms.

The following tables detail the impact of net foreign currency gains (losses) on corporate earnings:

	Three Months Ended		Year Ended
Illustration of the Effects of Currency	December 31,		December 31,
Fluctuations (dollars in thousands)	2007	2006	2007	2006
	(unaudited)		(unaudited)
Net earnings (loss) to Common Stockholders	$(1,360)	$1,550	$2,185	$9,802
Foreign currency gains (losses):
Euro	97	287	882	1,068
Mexican Peso	127	(274)	(63)	(585)
Argentine Peso	(14)	29	(38)	(30)
Canadian Dollar	4	(106)	247	(112)
Chilean Peso	32	—	60	—

Exchange rate at valuation date:
Euro	0.68	0.76
Mexican Peso	10.87	10.88
Argentine Peso	3.15	3.07
Canadian Dollar	0.98	1.17
Chilean Peso	497.70	532.6

Other Corporate Matters

Share Repurchase Program

FirstCity initiated a stock repurchase program in 2006 providing for the repurchase of up to 1,000,000 shares of its common stock. Recently, the program was increased by 500,000 shares. To date, the Company has purchased 845,030 shares at an average cost of $9.60 per share (including 40,400 shares repurchased during the fourth quarter of 2007 and 264,530 shares repurchased since year-end). Share repurchases continue and signify management’s assessment that the shares are undervalued in the market and represent a good investment alternative to enhance long term shareholder value.

Liquidity

FirstCity’s ability to obtain financing for investment opportunities is strong and remains unhindered by the negative conditions witnessed recently in the financial services sector, as evidenced by FirstCity’s ability to secure $125.0 million of total increases in its Bank of Scotland credit facilities during 2007. Management believes that the prospects for continued growth are strong based on existing acquisition opportunities and the stability of the Company’s credit providers and availability under its lines of credit.

Conference Call

A conference call will be held on Monday, March 17, 2008 at 9:00 a.m. Central Time to discuss fourth quarter and fiscal year 2007 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2007 Conference Call
Date:	Monday, March 17, 2008
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	800-329-9097
	International	617-614-4929

	Pass code	63177991

Replay	Available on FirstCity’s web page (www.fcfc.com/invest.htm)

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements based on management’s expectations and statements regarding revenues, earnings guidance and future projected cash collections, as well as any  statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates; availability of portfolio assets and other investment opportunities; the Company’s ability to consummate portfolio acquisitions ad other investment transactions on acceptable terms; assumptions underlying portfolio asset performance; risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations; currency exchange rate fluctuations; interest rate risk; credit risk; risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged; the Company’s continued need for financing; availability of the Company’s credit facilities; ability to obtain additional financing from the Bank of Scotland or any other lender; the impact of certain covenants in loan agreements of the Company and its subsidiaries; the ability of the Company to utilize net operating loss carry forwards; general economic, business and market conditions; foreign social and economic conditions; changes (legislative and otherwise) in the asset securitization industry; regulatory and accounting changes; fluctuation in residential and commercial real estate values; capital markets conditions, including  the markets for asset-backed securities; uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. Its common stock is listed on the NASDAQ Global Select Market under the symbol “FCFC.”

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Servicing fees	$2,382	$2,724	$10,390	$12,906
Income from Portfolio Assets	6,291	3,436	22,754	10,987
Gain on sale of SBA loans held for sale, net	65	—	723	—
Interest income from SBA loans	474	—	2,140	—
Interest income from affiliates	147	309	560	1,498
Interest income from loans receivable - other	306	559	3,822	576
Other income	1,367	574	3,267	2,420
Total revenues	11,032	7,602	43,656	28,387
Expenses:
Interest and fees on notes payable - other	4,394	2,856	18,060	8,289
Interest and fees on notes payable to affiliates	—	—	—	22
Salaries and benefits	4,629	3,721	16,932	14,831
Provision (recovery) for loan and impairment losses	1,125	170	2,061	271
Occupancy, data processing, property protection and other	4,249	3,043	14,789	9,236
Total expenses	14,397	9,790	51,842	32,649
Equity in earnings of investments	2,629	3,712	10,944	11,756
Gain on sale of subsidiaries and equity investments	—	54	207	2,459
Earnings (loss) from continuing operations before income taxes and minority interest	(736)	1,578	2,965	9,953
Income taxes	(415)	(61)	(781)	(173)
Minority interest	(209)	33	1	97
Earnings (loss) from continuing operations	(1,360)	1,550	2,185	9,877
Discontinued operations
Loss from operations of discontinued components	—	—	—	(75)
Income taxes	—	—	—	—
Loss from discontinued operations	—	—	—	(75)
Net earnings	$(1,360)	$1,550	$2,185	$9,802

Basic earnings per common share are as follows:
Earnings (loss) from continuing operations	$(0.14)	$0.14	$0.20	$0.89
Discontinued operations	$—	$—	$—	$(0.01)
Net earnings (loss) per common share	$(0.14)	$0.14	$0.20	$0.88
Wtd. avg. common shares outstanding	10,778	10,787	10,786	11,125

Diluted earnings per common share are as follows:
Earnings (loss) from continuing operations	$(0.12)	$0.13	$0.19	$0.84
Discontinued operations	$—	$—	$—	$(0.01)
Net earnings (loss) per common share	$(0.12)	$0.13	$0.19	$0.83
Wtd. avg. common shares outstanding	11,362	11,415	11,392	11,759

Selected Unaudited Balance Sheet Data

	December 31,	December 31,
	2007	2006
Cash	$23,546	$18,472
Earning Assets:
Portfolio Assets, net	122,001	108,696
Loans and interest receivable	26,574	29,311
Equity investments	87,622	112,357
Railroad assets	7,403	—
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	10,872	8,726
Total assets	$298,119	$297,663

Notes payable - other	$177,329	$187,811
Minority interest and other liabilities	13,967	5,959
Total liabilities	191,296	193,770
Total equity	106,823	103,893
Total liabilities and equity	$298,119	$297,663

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$10,945	$7,470	$43,217	$27,522
Equity in earnings of investments	2,629	3,712	10,944	11,756
Gain on sale of subsidiaries and equity investments	—	54	207	2,459
Expenses	(11,880)	(8,057)	(40,875)	(26,362)
Operating contribution before provision for loan and impairment losses	1,694	3,179	13,493	15,375
Provision for loan and impairment losses	1,125	170	2,061	271
Operating contribution, net of direct taxes	$569	$3,009	$11,432	$15,104

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$5,309	$34,653	$121,679	$136,596
Latin America	4,496	2,132	69,455	58,236
Europe	14,661	101,132	23,199	102,158
Total	$24,466	$137,917	$214,333	$296,990

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
2007	$214,333	$126,714
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944

	December 31,	December 31,
	2007	2006
Portfolio acquisition and resolution assets by region:
Domestic	$163,078	$158,147
Latin America	33,450	28,883
Europe	46,701	61,062
Canada	371	2,272
Total	$243,600	$250,364

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues and equity in earnings of investments by region:
Domestic	$7,632	$5,719	$33,850	$22,063
Latin America	3,540	3,289	12,068	11,191
Europe	2,388	2,080	8,055	5,913
Canada	14	94	188	111
Total	$13,574	$11,182	$54,161	$39,278

Revenues and equity in earnings of investments by source:
Equity earnings	$2,629	$3,712	$10,944	$11,756
Income from Portfolio Assets	6,291	3,436	22,754	10,987
Servicing fees	2,382	2,724	10,390	12,906
Gain on sale of SBA loans held for sale, net	65	—	723	—
Interest income from SBA loans	474	—	2,140	—
Interest income from affiliates	147	309	560	1,498
Interest income from loans receivable - other	306	559	3,822	576
Other	1,280	442	2,828	1,555
Total	$13,574	$11,182	$54,161	$39,278

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Analysis of Equity Investments
FirstCity’s average investment
Domestic	$29,693	$38,697	$33,573	$45,479
Latin America	21,827	19,148	20,960	10,897
Europe	29,025	30,801	40,405	22,774
Europe-Servicing subsidiaries	6,465	5,738	6,018	5,594
Latin America-Servicing subsidiaries	4,453	282	3,588	233
Total	$91,463	$94,666	$104,544	$84,977

FirstCity share of equity earnings:
Domestic	$(144)	$1,366	$2,284	$6,502
Latin America	495	127	1,310	(189)
Europe	1,653	1,623	5,948	4,614
Europe-Servicing subsidiaries	421	317	1,152	750
Latin America-Servicing subsidiaries	204	279	250	79
Total	$2,629	$3,712	$10,944	$11,756

Selected Other Data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$139,469	$95,629	$147,545	$66,381
Latin America	6,714	8,962	7,952	12,479
Europe	5,628	3,500	4,431	2,475
Canada	369	2,286	1,255	703
Total	$152,180	$110,377	$161,183	$82,038

Income from wholly owned portfolio assets and loans receivable:
Domestic	$6,686	$3,595	$27,452	$11,392
Latin America	479	543	1,990	1,377
Europe	104	72	369	181
Canada	14	94	188	111
Total	$7,283	$4,304	$29,999	$13,061

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$316	$600	$2,429	$3,398
Average servicing fee %	3.4%	3.1%	3.7%	3.0%
Latin American partnerships:
Servicing fee revenue	$2,041	$2,044	$7,782	$7,287
Average servicing fee %	14.5%	12.8%	13.6%	9.9%
Incentive service fees	$—	$80	$—	$2,221
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,357	$2,724	$10,211	$12,906
Average servicing fee %	10.0%	7.7%	8.3%	6.9%
Service Fees-SBA loans:	$25	$—	$179	$—
Total Service Fees	$2,382	$2,724	$10,390	$12,906

Collections:
Domestic	$9,389	$19,241	$66,063	$114,248
Latin America	14,090	16,003	57,283	73,781
Europe	21,329	12,184	91,422	52,348
Subtotal	44,808	47,428	214,768	240,377
Wholly-owned	25,071	17,146	85,888	48,116
Total	$69,879	$64,574	$300,656	$288,493

Servicing portfolio (face value):
Domestic	$564,828	$552,925
Latin America	1,053,299	1,694,649
Europe	1,125,168	1,062,886
Total	$2,743,295	$3,310,460

Number of personnel at period end:
Domestic	88	57
Latin America	118	119
Corporate	35	32
Total personnel	241	208

FirstCity Financial Corporation

Schedule of Unrealized Gross Profit

As of December 31, 2007

(Unaudited)

	Book Value of Portfolio Assets (1)
($ in 000’s)	12/31/2005	12/31/2006	12/31/2007
Domestic	$115,081	161,670	151,802
Europe	19,112	46,204	40,340
Latin America	18,949	13,826	26,844
Total	$153,141	221,700	218,987

	Estimated Remaining Collections (2)
	12/31/2005	12/31/2006	12/31/2007
Domestic	$170,153	215,987	195,845
Europe	28,185	61,081	52,617
Latin America	34,556	50,866	68,900
Total	$232,895	327,934	317,363

	Unrealized Gross Profit (3)
	12/31/2005	12/31/2006	12/31/2007
Domestic	$55,073	54,317	44,043
Europe	9,073	14,877	12,278
Latin America	15,608	37,040	42,056
Total	$79,754	106,234	98,376

	Gross Profit%
	12/31/2005	12/31/2006	12/31/2007
Domestic	32.4%	29.1%	22.5%
Europe	32.2%	24.4%	23.3%
Latin America	45.2%	56.0%	61.0%
Total	34.2%	32.4%	31.0%

This schedule represents statistical information related to the Company’s ownership in portfolio assets and is provided for informational purposes to give an indication of the future Unrealized Gross Profit attributable to those pools. These are estimates and will change each period based upon review and judgment of management and individual facts and circumstances surrounding each asset in the portfolios.

(1) Book Value of Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the portfolios held by the various acquisition entities that hold the portfolio some of which are consolidated and some are held through equity investments in partnership or similar arrangements.

(2) Estimated Remaining Collections represents the sum of all future projected cash collections expected from the owned portfolios net of certain expenses.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Book Value of Portfolio Assets.